Exhibit 8.1

List of significant subsidiaries and VIEs of the Registrant

Wholly-Owned Subsidiaries:

• Sogou (BVI) Limited, incorporated in the British Virgin Islands

• Beijing Sogou Technology Development Co., Ltd., incorporated in the PRC

• Sogou Hong Kong Limited, incorporated in Hong Kong

• Vast Creation Advertising Media Services Limited, incorporated in Hong Kong

• Beijing Sogou Network Technology Co., Ltd., incorporated in the PRC

• Sogou Technology Hong Kong Limited, incorporated in Hong Kong

• Sogou (Shantou) Internet Microcredit Co., Ltd., incorporated in the PRC

• Sogou (Hangzhou) Intelligent Technology Co., Ltd., incorporated in the PRC

• Shantou Ying Zhong Bai Fu Financing Guarantee Co., Ltd., incorporated in the PRC

Consolidated Variable Interest Entities:

• Beijing Sogou Information Service Co., Ltd., incorporated in the PRC

• Beijing Shi Ji Si Su Technology Co., Ltd., incorporated in the PRC

• Chengdu Easypay Technology Co., Ltd., incorporated in the PRC

• Consolidated Trust, established in the PRC